Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2017 RESULTS

– Announces Quarterly Cash Dividend of $0.05 Per Share –

– Acquires Television Stations KMIR-TV and KPSE-LD –

– Enters Into New Affiliation Agreement with Univision –

SANTA MONICA, CALIFORNIA, November 2, 2017 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2017.

Entravision Communications

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 11. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net revenue
Revenue from advertising and retransmission consent	$70,612	$65,281	8%	$198,631	$188,223	6%
Revenue from spectrum usage rights	263,943	-	*	263,943	-	*
Total Net Revenue	334,555	65,281	412%	462,574	188,223	146%

Cost of revenue - television (spectrum usage rights) (1)	12,131	-	*	12,131	-	*
Cost of revenue - digital media (1)	9,910	2,281	334%	20,424	6,493	215%
Operating expenses (2)	43,044	40,187	7%	123,281	119,135	3%
Corporate expenses (3)	8,209	5,728	43%	19,695	16,625	18%
Foreign currency (gain) loss	(58)	-	*	293	-	*

Consolidated adjusted EBITDA (4)	262,416	17,841	1371%	289,910	48,623	496%

Free cash flow (5)	$268,849	$11,928	2154%	$281,717	$30,285	830%

Net income	$157,208	$5,415	2803%	$163,321	$13,402	1119%

Net income per share, basic	$1.74	$0.06	2800%	$1.81	$0.15	1107%
Net income per share, diluted	$1.71	$0.06	2750%	$1.78	$0.15	1087%

Weighted average common shares outstanding, basic	90,517,492	89,590,135		90,370,679	89,208,732
Weighted average common shares outstanding, diluted	92,161,108	91,489,975		91,985,946	91,188,958

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized. Cost of revenue – television (spectrum usage rights) consists primarily of the carrying value of spectrum usage rights surrendered in the FCC auction for broadcast spectrum.

(2)

Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.1 million of non-cash stock-based compensation for three-month periods ended September 30, 2017 and 2016, respectively, and $0.8 million and $0.7 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2017 and 2016, respectively. Operating expenses do not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $0.8 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended September 30, 2017 and 2016, respectively, and $2.3 million and $1.9 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2017 and 2016, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication

Entravision Communications

programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures plus non-cash cost of revenue – spectrum usage rights. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter, we achieved revenue growth driven by increases in our digital media segment attributable to the acquisition of Headway.  This growth in our digital media segment offset decreases in our television and radio segments, which were affected by decreases in local and national advertising revenue and the loss of political advertising revenue compared to 2016.  We also improved our free cash flow and net income over the third quarter of 2016, due primarily to our receipt of proceeds related to our participation in the Federal Communications Commission auction for broadcast spectrum.  We continued to build our digital footprint and, looking ahead, we remain well positioned to build on our success in further attracting Latino audiences, expanding our advertiser base to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.5 million. The quarterly dividend will be payable on December 29, 2017 to shareholders of record as of the close of business on December 14, 2017, and the common stock will trade ex-dividend on December 13, 2017. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Acquisition of NBC Affiliate KMIR-TV and MyNetworkTV Affiliate KPSE-LD Serving Palm Springs, California

On November 1, 2017, the Company completed the acquisition of television stations KMIR-TV, the local NBC affiliate, and KPSE-LD, the local MyNetworkTV affiliate, both of which serve the Palm Springs, California area, for an aggregate $21 million.

New Univision Agreements

On October 2, 2017, the Company entered into an affiliation agreement which supersedes and replaces the Company’s prior affiliation agreements with Univision.  Additionally, on the same date, the Company entered into a new proxy agreement and new marketing and sales agreements with Univision, each of which supersedes and replaces the Company’s prior such agreements with Univision.  The term of each of these new agreements expires on December 31, 2026 for all of the Company’s Univision and UniMás network affiliate stations, except that each new agreement will expire on December 31, 2021 with respect to the Company’s Univision and UniMás network affiliate stations in Orlando, Florida; Tampa, Florida; and Washington, D.C.

Entravision Communications

Financial Results

Three-Month Period Ended September 30, 2017 Compared to Three-Month Period Ended

September 30, 2016

(Unaudited)

	Three-Month Period
	Ended September 30,
	2017	2016	% Change
Net revenue
Revenue from advertising and retransmission consent	$70,612	$65,281	8%
Revenue from spectrum usage rights	263,943	-	*
Total Net Revenue	334,555	65,281	412%

Cost of revenue - television (spectrum usage rights) (1)	12,131	-	*
Cost of revenue - digital media (1)	9,910	2,281	334%
Operating expenses (1)	43,044	40,187	7%
Corporate expenses (1)	8,209	5,728	43%
Depreciation and amortization	4,337	3,812	14%
Foreign currency (gain) loss	(58)	-	*

Operating income	256,982	13,273	1836%
Interest expense, net	(3,500)	(3,823)	(8)%

Income before income taxes	253,482	9,450	2582%
Income tax expense	(96,167)	(4,035)	2283%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	157,315	5,415	2805%
Equity in net income (loss) of nonconsolidated affiliates, net of tax	(107)	-	*
Net income	$157,208	$5,415	2803%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising increased to $70.6 million for the three-month period ended September 30, 2017 from $65.3 million for the three-month period ended September 30, 2016, an increase of $5.3 million. Of the overall increase, $11.4 million was attributable to our digital media segment and was primarily due to the acquisition of 100% of the stock of several entities collectively doing business as Headway (“Headway”) during the second quarter of 2017, which did not contribute to net revenue in prior periods. The overall increase was partially offset by a decrease in our radio segment of $2.3 million due primarily to decreases in local and national advertising revenue, and a decrease in political advertising revenue, which was not material in 2017. Additionally, the overall increase was partially offset by a decrease in our television segment of $3.8 million due primarily to a decrease in local and national revenue and a decrease in political advertising revenue, which was not material in 2017, partially offset by an increase in retransmission consent revenue.

Net revenue from spectrum usage rights was $263.9 million for the three-month period ended September 30, 2017. We did not have revenue from spectrum usage rights in 2016.

Cost of revenue related to revenue from spectrum usage rights was $12.1 million for the three-month period ended September 30, 2017. We did not have revenue from spectrum usage rights in 2016.

Cost of revenue in our digital media segment increased to $9.9 million for the three-month period ended September 30, 2017 from $2.3 million for the three-month period ended September 30, 2016, an increase of $7.6 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to cost of revenue in prior periods.

Operating expenses increased to $43.0 million for the three-month period ended September 30, 2017 from $40.2 million for the three-month period ended September 30, 2016, an increase of $2.8 million. Of the overall increase, $4.3 million was attributable to our digital media segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to operating expenses in prior periods. The overall increase was partially offset by a decrease in expenses associated with the decrease in advertising revenue and a decrease in rent expense.

Entravision Communications

Corporate expenses increased to $8.2 million for the three-month period ended September 30, 2017 from $5.7 million for the three-month period ended September 30, 2016, an increase of $2.5 million. The increase was primarily due to increases in expenses associated with the FCC auction for broadcast spectrum, salary expense and non-cash stock-based compensation expense.

Nine-Month Period Ended September 30, 2017 Compared to Nine-Month Period Ended

September 30, 2016

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2017	2016	% Change
Net revenue
Revenue from advertising and retransmission consent	$198,631	$188,223	6%
Revenue from spectrum usage rights	263,943	-	*
Total Net Revenue	462,574	188,223	146%

Cost of revenue - television (spectrum usage rights) (1)	12,131	-	*
Cost of revenue - digital media (1)	20,424	6,493	215%
Operating expenses (1)	123,281	119,135	3%
Corporate expenses (1)	19,695	16,625	18%
Depreciation and amortization	12,460	11,724	6%
Foreign currency (gain) loss	293	-	*

Operating income	274,290	34,246	701%
Interest expense, net	(10,609)	(11,423)	(7)%

Income before income taxes	263,681	22,823	1055%

Income tax expense	(100,185)	(9,421)	963%
Net income (loss) before equity in net loss of nonconsolidated affiliates	163,496	13,402	1120%
Equity in net loss of nonconsolidated affiliates, net of tax	(175)	-	*
Net income	$163,321	$13,402	1119%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising increased to $198.6 million for the nine-month period ended September 30, 2017 from $188.2 million for the nine-month period ended September 30, 2016, an increase of $10.4 million. Of the overall increase, $20.3 million was attributable to our digital media segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to net revenue in prior periods. The overall increase was partially offset by a decrease in our radio segment of $5.8 million due primarily to decreases in local and national advertising revenue, and a decrease in political advertising revenue, which was not material in 2017. Additionally, the overall increase was partially offset by a decrease in our television segment of $4.1 million due primarily to a decrease in local revenue and a decrease in political advertising revenue, which was not material in 2017, partially offset by an increase in national advertising revenue and an increase in retransmission consent revenue.

Net revenue from spectrum usage rights was $263.9 million for the nine-month period ended September 30, 2017. We did not have revenue from spectrum usage rights in 2016.

Cost of revenue related to revenue from spectrum usage rights was $12.1 million for the nine-month period ended September 30, 2017. We did not have revenue from spectrum usage rights in 2016.

Cost of revenue in our digital media segment increased to $20.4 million for the nine-month period ended September 30, 2017 from $6.5 million for the nine-month period ended September 30, 2016, an increase of $13.9 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to cost of revenue in prior periods.

Operating expenses increased to $123.3 million for the nine-month period ended September 30, 2017 from $119.1 million for the nine-month period ended September 30, 2016, an increase of $4.2 million. Of the overall increase, $7.2 million was attributable to our digital media segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not

Entravision Communications

contribute to operating expenses in prior periods. The overall increase was partially offset by decreases in expenses associated with the decrease in advertising revenue, rent expense, ratings service expense and event expense.

Corporate expenses increased to $19.7 million for the nine-month period ended September 30, 2017 from $16.6 million for the nine-month period ended September 30, 2016, an increase of $3.1 million. The increase was primarily due to expenses associated with the FCC auction for broadcast spectrum, legal and financial due diligence costs related to the Headway acquisition and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net Revenue
Revenue from advertising and retransmission consent
Television	$36,547	$40,363	(9)%	$112,021	$116,143	(4)%
Radio	16,934	19,169	(12)%	49,816	$55,605	(10)%
Digital	17,131	5,749	198%	36,794	$16,475	123%
Total	$70,612	$65,281	8%	$198,631	$188,223	6%

Revenue from spectrum usage rights	$263,943	$-	*	$263,943	$-	*

Total Net Revenue	$334,555	$65,281	412%	$462,574	$188,223	146%

Cost of Revenue (1)
Television	12,131	-	*	12,131	$-	*
Digital	9,910	2,281	334%	20,424	$6,493	215%
Total	$22,041	$2,281	866%	$32,555	$6,493	401%

Operating Expenses (1)
Television	20,161	21,151	(5)%	60,516	$62,299	(3)%
Radio	15,953	16,422	(3)%	47,294	$48,486	(2)%
Digital	6,930	2,614	165%	15,471	$8,350	85%
Total	$43,044	$40,187	7%	$123,281	$119,135	3%

Corporate Expenses (1)	$8,209	$5,728	43%	$19,695	$16,625	18%

Foreign currency (gain) loss	$(58)	$-	*	$293	$-	*

Consolidated adjusted EBITDA (1)	$262,416	$17,841	1371%	$289,910	$48,623	496%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2017 third quarter results on November 2, 2017 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico and other markets in Latin America. The Company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give

Entravision Communications

no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2017	2016

ASSETS
Current assets
Cash and cash equivalents	$55,980	$61,520
Restricted cash	231,096	-
Trade receivables, net of allowance for doubtful accounts	72,651	65,072
Prepaid expenses and other current assets	6,583	4,870
Total current assets	366,310	131,462
Property and equipment, net	56,606	55,368
Intangible assets subject to amortization, net	25,691	13,120
Intangible assets not subject to amortization	241,298	220,701
Goodwill	69,042	50,081
Deferred income taxes	-	44,677
Other assets	5,474	2,512
Total assets	$764,421	$517,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	49,117	30,810
Total current liabilities	52,867	34,560
Long-term debt, less current maturities, net of unamortized debt issuance costs	283,998	286,697
Other long-term liabilities	26,083	13,208
Deferred income taxes	59,720	-
Total liabilities	422,668	334,465

Stockholders' equity
Class A common stock	7	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	896,070	904,867
Accumulated deficit	(552,702)	(718,444)
Accumulated other comprehensive income (loss)	(1,625)	(2,977)
Total stockholders' equity	341,753	183,456
Total liabilities and stockholders' equity	$764,421	$517,921

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016

Net revenue
Revenue from advertising and retransmission consent	$70,612	$65,281	$198,631	$188,223
Revenue from spectrum usage rights	263,943	-	263,943	-
Total Net Revenue	334,555	65,281	462,574	188,223

Expenses:
Cost of revenue - television (spectrum usage rights)	12,131	-	12,131	-
Cost of revenue - digital media	9,910	2,281	20,424	6,493
Direct operating expenses	30,231	28,238	87,238	84,341
Selling, general and administrative expenses	12,813	11,949	36,043	34,794
Corporate expenses	8,209	5,728	19,695	16,625
Depreciation and amortization	4,337	3,812	12,460	11,724
Foreign currency (gain) loss	(58)	-	293	-
	77,573	52,008	188,284	153,977
Operating income	256,982	13,273	274,290	34,246
Interest expense	(3,756)	(3,894)	(11,084)	(11,619)
Interest income	256	71	475	196
Income before income taxes	253,482	9,450	263,681	22,823
Income tax expense	(96,167)	(4,035)	(100,185)	(9,421)
Income (loss) before equity in net income (loss) of nonconsolidated affiliate	157,315	5,415	163,496	13,402
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(107)	-	(175)	-
Net income	$157,208	$5,415	$163,321	$13,402

Basic and diluted earnings per share:
Net income per share, basic	$1.74	$0.06	$1.81	$0.15
Net income per share, diluted	$1.71	$0.06	$1.78	$0.15

Cash dividends declared per common share	$0.05	$0.03	$0.11	$0.09

Weighted average common shares outstanding, basic	90,517,492	89,590,135	90,370,679	89,208,732
Weighted average common shares outstanding, diluted	92,161,108	91,489,975	91,985,946	91,188,958

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net income	157,208	$5,415	163,321	$13,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,337	3,812	12,460	11,724
Cost of revenue - television (spectrum usage rights)	12,131	-	12,131	-
Deferred income taxes	96,086	3,965	99,514	8,887
Amortization of debt issue costs	226	195	595	579
Amortization of syndication contracts	93	99	311	289
Payments on syndication contracts	(85)	(87)	(300)	(270)
Equity in net income (loss) of nonconsolidated affiliate	107	-	175	-
Non-cash stock-based compensation	1,089	744	3,149	2,634
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(791)	221	12,790	5,804
(Increase) decrease in prepaid expenses and other assets	(383)	(569)	(1,830)	(952)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	130	684	(8,862)	(3,192)
Net cash provided by operating activities	270,148	14,479	293,454	38,905
Cash flows from investing activities:
Purchases of short-term investments	-	-	-	(30,000)
Proceeds from maturity of short term investments	-	30,000	-	30,000
Purchases of property and equipment	(2,343)	(2,215)	(9,639)	(6,960)
Purchases of intangible assets	(32,588)	-	(32,588)	-
Purchases of investments	-	(250)	(2,200)	(250)
Deposits on acquisitions	(1,050)	-	(1,240)	-
Purchase of a business, net of cash acquired	-	-	(7,489)	-
Net cash provided by (used in) investing activities	(35,981)	27,535	(53,156)	(7,210)
Cash flows from financing activities:
Net proceeds from stock option exercises	(515)	615	11	1,885
Payments on long-term debt	(938)	(938)	(2,813)	(2,813)
Dividends paid	(4,532)	(2,802)	(10,179)	(8,371)
Repurchase of Class A common stock	(1,778)	-	(1,778)	-
Net cash used in financing activities	(7,763)	(3,125)	(14,759)	(9,299)
Effect of exchange rates on cash, cash equivalents and restricted cash	35	-	17	-
Net increase (decrease) in cash, cash equivalents and restricted cash	226,439	38,889	225,556	22,396
Cash, cash equivalents and restricted cash:
Beginning	60,637	31,431	61,520	47,924
Ending	$287,076	$70,320	$287,076	$70,320

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016

Consolidated adjusted EBITDA (1)	262,416	17,841	289,910	48,623

Interest expense	(3,756)	(3,894)	(11,084)	(11,619)
Interest income	256	71	475	196
Income tax expense	(96,167)	(4,035)	(100,185)	(9,421)
Amortization of syndication contracts	(93)	(99)	(311)	(289)
Payments on syndication contracts	85	87	300	270
Equity in net losses of nonconsolidated affiliates	(107)	-	(175)	-
Non-cash stock-based compensation included in direct operating expenses	(276)	(79)	(806)	(700)
Non-cash stock-based compensation included in corporate expenses	(813)	(665)	(2,343)	(1,934)
Depreciation and amortization	(4,337)	(3,812)	(12,460)	(11,724)
Net income	157,208	5,415	163,321	13,402

Depreciation and amortization	4,337	3,812	12,460	11,724
Cost of revenue - television (spectrum usage rights)	12,131	-	12,131	-
Deferred income taxes	96,086	3,965	99,514	8,887
Amortization of debt issue costs	226	195	595	579
Amortization of syndication contracts	93	99	311	289
Payments on syndication contracts	(85)	(87)	(300)	(270)
Equity in net income (loss) of nonconsolidated affiliate	107	-	175	-
Non-cash stock-based compensation	1,089	744	3,149	2,634
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(791)	221	12,790	5,804
(Increase) decrease in prepaid expenses and other assets	(383)	(569)	(1,830)	(952)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	130	684	(8,862)	(3,192)
Cash flows from operating activities	270,148	14,479	293,454	38,905

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Consolidated adjusted EBITDA (1)	$262,416	$17,841	$289,910	$48,623
Net interest expense (1)	(3,273)	(3,628)	(10,014)	(10,844)
Cash paid for income taxes	(82)	(70)	(671)	(534)
Capital expenditures (2)	(2,343)	(2,215)	(9,639)	(6,960)
Cost of revenue - television (spectrum usage rights)	12,131	-	12,131	-
Free cash flow (1)	268,849	11,928	281,717	30,285

Capital expenditures (2)	2,343	2,215	9,639	6,960
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(791)	221	12,790	5,804
(Increase) decrease in prepaid expenses and other assets	(383)	(569)	(1,830)	(952)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	130	684	(8,862)	(3,192)
Cash Flows From Operating Activities	$270,148	$14,479	$293,454	$38,905

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.